Exhibit 99.1

FOR IMMEDIATE

RELEASE

COMPANY CONTACT:

Robert L. LaPenta, Jr.

Vice President –Treasurer

(609) 387-7800 ext. 1216

Burlington Coat Factory Announces the Termination of its Tender Offers and Consent Solicitations for 11 1/8% Senior Notes due 2014 and 14 1/2% Senior Discount Notes due 2014 and its Proposed Financing Transactions

BURLINGTON, NEW JERSEY, November 18, 2010 –Burlington Coat Factory Warehouse Corporation (“BCF”) and Burlington Coat Factory Investments Holdings, Inc. (“Holdings” and, together with BCF, “Burlington Coat Factory”) announced today that they have terminated their cash tender offers and consent solicitations for any and all of BCF’s $305,000,000 aggregate principal amount of outstanding 11 1/8% Senior Notes due 2014 (CUSIP/ISIN Nos. 121579AB2/ US121579AB28) (the “BCF Notes”) and Holdings for any and all of its $99,309,000 aggregate principal amount at maturity of outstanding 14 1/2% Senior Discount Notes due 2014 (CUSIP/ISIN Nos. 121577AB6/ US121577AB61) (the “Holdings Notes” and together with the BCF Notes, the “Tender Notes”) that were made pursuant to the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated November 3, 2010 (the “Offer to Purchase”), and the related Letter of Transmittal and Consent (the “Letter of Transmittal”).

BCF also announced today that it has terminated its previously announced proposed financing transactions.

BCF said it had decided to pursue the refinancing opportunistically to capitalize on favorable terms that have been available recently in the debt markets. However, as market conditions changed in recent days and pricing became less favorable, BCF elected not to complete a transaction at the present time. BCF noted that the company continues to be well-capitalized, with $565 million of unused borrowing capacity under its revolving line of credit, and no significant debt coming due until August 2012.

As a result of the termination, all of the Tender Notes previously tendered will be promptly returned to the holders thereof (or, in the case of Tender Notes tendered by book-entry transfer, will be credited to the account maintained at The Depository Trust Company from which such Tender Notes were delivered), and neither the tender offer consideration nor the consent payment will be paid to holders who have tendered their Tender Notes.

Persons with questions regarding the termination of the tender offers and consent solicitations related to the Tender Notes should contact Goldman, Sachs & Co. at (800) 828-3182 or collect at (212) 855-9063. Requests for documents should be directed to Global Bondholder Services Corporation, the Information Agent and Depositary for the Offers and consent solicitations, at (212) 430-3774 (for banks and brokers) or (866) 612-1500 (for noteholders).

This press release is for information purposes only and is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of a consent with respect to any of the Tender Notes. This press shall not constitute an offer to sell or the solicitation of an offer to purchase any of the Tender Notes, nor shall there be any sale of the Tender Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Burlington Coat Factory

Burlington Coat Factory is a nationally recognized retailer of high-quality, branded apparel at everyday low prices. Burlington Coat Factory currently serves its customers through its 459 stores in 44 states and Puerto Rico. For more information about Burlington Coat Factory, visit our website at www.burlingtoncoatfactory.com.

Safe Harbor for Forward-Looking and Cautionary Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, factors that may be described from time to time in our filings with the Securities and Exchange Commission. For any of these factors, Burlington Coat Factory claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended. You are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date stated, or if not date is stated, as of the date of this press release. Burlington Coat Factory disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

2